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FORM OF


June 29, 2005


State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attn:  Vice President, Custody

Dear Sir or Madam:

        Lord Abbett Investment Trust (the "Fund"), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company ("State Street") dated November 1, 2001 (the "Agreement"), requests an amendment to the Agreement pursuant to
Section 17.

        Section 17 of the Agreement provides that, "in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement]." This letter is to notify State Street that on June 23, 2005, the Fund's Board executed an Amendment to the Declaration of Trust establishing two new Portfolios of the Fund (the "Portfolios"), the legal names of which are as follows: Lord Abbett Income Strategy Fund and Lord Abbett World Growth & Income Strategy Fund. It is the Fund's desire to have State Street render services as custodian and recordkeeper to the Portfolios under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Portfolios thereby making the Portfolio a Portfolio under the terms of the Agreement.

        Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on June 29, 2005.

        It is currently anticipated that the registration statement for the Portfolios will become effective on June 29, 2005. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street's acceptance by signing below.

                                            Lord Abbett Investment Trust


                                            -----------------------------
                                            Paul A. Hilstad
                                            Vice President and Secretary

Accepted:

--------------------------------
Vice President, Custody
State Street Bank and Trust Company

Enclosures

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                     EXHIBIT A (amended as of June 29, 2005)

                                                                        TYPE OF
ENTITY AND SERIES                                                       ENTITY           JURISDICTION
Lord Abbett Developing Growth Fund, Inc.                                Corporation      Maryland
Lord Abbett Affiliated Fund, Inc.                                       Corporation      Maryland
Lord Abbett Bond-Debenture Fund, Inc.                                   Corporation      Maryland
Lord Abbett Mid-Cap Value Fund, Inc.                                    Corporation      Maryland
Lord Abbett Large-Cap Growth Fund                                       Business Trust   Delaware
Lord Abbett Blend Trust                                                 Business Trust   Delaware
          Lord Abbett Small-Cap Blend Fund
Lord Abbett Securities Trust                                            Business Trust   Delaware
          Alpha Series (name change to Lord Abbett Alpha Strategy
          Fund, effective 7/1/05)
          Lord Abbett All Value Fund
          Lord Abbett International Opportunities Fund
          Lord Abbett Micro-Cap Growth Fund
          Lord Abbett Micro-Cap Value Fund
          Lord Abbett Large-Cap Value Fund
          Lord Abbett International Core Equity Fund
Lord Abbett Research Fund, Inc.                                         Corporation      Maryland
          Lord Abbett Growth Opportunities Fund
          Lord Abbett Large-Cap Core Fund
          Small-Cap Value Series
          Lord Abbett America's Value Fund
Lord Abbett Investment Trust                                            Business Trust   Delaware
          Balanced Series (name change to Lord Abbett Balanced
          Strategy Fund, effective 7/1/05)
          Lord Abbett Core Fixed Income Fund
          Lord Abbett High Yield Fund
          Lord Abbett Limited Duration U.S. Government & Government
              Sponsored Enterprises Fund
          Lord Abbett Total Return Fund
          Lord Abbett U.S. Government & Government Sponsored
              Enterprises Fund
          Lord Abbett Convertible Fund
          Lord Abbett Income Strategy Fund
          Lord Abbett World Growth & Income Strategy Fund
Lord Abbett Series Fund, Inc.                                           Corporation      Maryland
          All Value Portfolio
          America's Value Portfolio
          Bond-Debenture Portfolio
          Growth and Income Portfolio
          Growth Opportunities Portfolio
          International Portfolio
          Mid-Cap Value Portfolio
          Large-Cap Core Portfolio
Lord Abbett Global Fund, Inc.                                           Corporation      Maryland
          Equity Series
          Income Series
Lord Abbett Municipal Income Fund, Inc.                                 Corporation      Maryland
          Lord Abbett California Tax-Free Income Fund
          Lord Abbett Connecticut Tax-Free Income Fund
          Lord Abbett Hawaii Tax-Free Income Fund
          Lord Abbett Minnesota Tax-Free Income Fund
          Lord Abbett Missouri Tax-Free Income Fund

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
          Lord Abbett National Tax-Free Income Fund
          Lord Abbett New Jersey Tax-Free Income Fund
          Lord Abbett New York Tax-Free Income Fund
          Lord Abbett Texas Tax-Free Income Fund
          Lord Abbett Washington Tax-Free Income Fund
Lord Abbett Municipal Income Trust                                      Business Trust   Delaware
          Florida Series
          Georgia Series
          Michigan Series
          Pennsylvania Series
          Lord Abbett Insured Intermediate Tax-Free Fund
          Lord Abbett High Yield Municipal Bond Fund
Lord Abbett U.S. Government & Government Sponsored Enterprises Money    Corporation      Maryland
   Market Fund, Inc.